Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of November 12, 2013 between NTN Buzztime, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, units ("Units"), each of which shall consist of (i) one share of Common Stock (as defined below) (such shares of Common Stock constituting a part of the Units, collectively the "Shares"), and (ii) a Warrant (as defined below), as more fully described in this Agreement.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such term is used in and construed under Rule 405 promulgated under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"Board of Directors" means the board of directors of the Company.

"Business Day" means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in the State of California.

"Closing" means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

"Closing Date" means the Trading Day when the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligations to pay the purchase price and (ii) the Company's obligations to deliver the Shares have been satisfied or waived.

"Common Stock" means the common stock of the Company, par value $0.005 per share.

"Contract" means any written or oral contract, agreement, instrument, commitment, arrangement, understanding or undertaking (including leases, franchises, bonds, guaranties, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Governmental Entity" means any foreign, federal, state, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any United States court, tribunal, or judicial or arbitral body of any nature; or any United States body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Knowledge of the Company" means any particular fact, circumstance, event or other matter in question of which any of the Company's executive officers and directors have knowledge.  An individual shall be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or that would likely be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities or (ii) such knowledge would be obtained from reasonable and customary inquiry of those Persons employed by Buyer charged with administrative or operational responsibility for such matter.

"Law" means any United States federal, state, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Entity.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" means (i) a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

"NYSE MKT Approval" means approval from NYSE MKT for the additional listing of the Shares and the Warrant Shares.

"Person" means an individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

"Purchase Price" means the amount equal to $0.40 per Unit.

"Registration Rights Agreement" means the registration rights agreement of even date herewith among the Company and the other parties thereto.

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

"Securities Act" shall have the meaning ascribed to such term in the Recitals.

"SEC" means the United States Securities and Exchange Commission.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(f).

"Securities" means the Units, the Shares and the Warrant Shares.

"Short Sales" include, without limitation, (i) all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

"Subsidiary" means with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (ii) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

"Trading Day" means a day on which the NYSE MKT is open for trading.

"Trading Market" means NYSE MKT or such other markets or exchanges on which the Common Stock is primarily listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

"Warrants" means, collectively, the warrants to purchase Common Stock, in the form of Exhibit A, delivered to the Purchasers at the Closing in accordance with Section 2.1.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, such number of Units that equals the total Purchase Price set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto divided by the Purchase Price.  At the Closing, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the total Purchase Price of the Units to be purchased by it, and the Company shall deliver to each Purchaser (a) one or more stock certificates registered in the name of such Purchaser, or in such nominee names as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at the Closing, and (b) one or more Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 60% of the number of Shares purchased by such Purchaser at the Closing, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at such location as the parties shall mutually agree.

2.2          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, to the extent not waived by the Company in writing:

(1) the accuracy in all respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(2) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(3) payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by each Purchaser at the Closing as set forth in the Schedule of Purchasers (for the avoidance of doubt, the condition set forth in this Section 2.2(a)(3) shall be satisfied only when the Company receives payment in the aggregate amount of at least $1.5 million); and

(4) the Shares and the Warrant Shares shall have been approved for listing on NYSE MKT, subject to official notice of issuance.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met to the extent not waived by such Purchaser:

(1) the accuracy in all material respects (except to the extent that such representations and warranties are qualified by materiality, material adverse effect, or words of like effect, in which case such representations and warranties shall be true in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein;

(2) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(3) there shall have been no Material Adverse Effect with respect to the Company;

(4) the Purchasers shall have agreed to purchase an aggregate amount of at least $1.5 million of Units at the Closing as set forth in the Schedule of Purchasers;

(5) each Purchaser shall have received:

(A) a certificate signed by the Company's Chief Executive Officer or Chief Financial Officer to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, material adverse effect, or words of like effect, in which case such representations and warranties shall be true in all respects) as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 2.2(b); and

(B) a certificate signed by the Secretary of the Company to which is attached a true, complete and correct copy of each of the amended and restated certificate of incorporation of the Company, as amended to date, the amended and restated bylaws of the Company and a copy of the resolutions adopted by the Board of Directors, to the effect that (i) no document with respect to any amendment to the certificate of incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since, and no action has been taken or, to the best knowledge of the Secretary of the Company, is contemplated by the Board of Directors or the stockholders of the Company, for the purpose of effecting any such amendment or the dissolution, merger or consolidation of the Company, (ii) no proposal for any amendment, repeal or other modification to the amended and restated bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company and (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have not been altered, amended or superseded and remain in full force and effect as of the date hereof;

(6) the Company shall be validly existing as a corporation and in good standing under the laws of Delaware as of the Closing Date;

(7) the Company shall execute a counterpart to the Warrant and the Registration Rights Agreement; and

(8) the Shares and the Warrant Shares shall have been approved for listing on NYSE MKT, subject to official notice of issuance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby represents and warrant to each Purchaser as follows:

(a)          Organization and Qualification.  The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to perform its obligations under this Agreement. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(b)          Authorization.  The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party and each of the transactions contemplated hereby or thereby have been duly and validly authorized by the Company, and no other corporate act or proceeding on the part of the Company, its Board of Directors or its stockholders is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any Transaction Document to which it is a party or the consummation of any of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the Transaction Documents upon execution and delivery by the Company, will each constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

(c)          No Conflict.  The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation of each of the transactions contemplated hereby or thereby will not (i) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of the Company, (ii) violate, conflict with, result in any material breach of, constitute a default under, result in the termination of, result in the acceleration of any obligations under, result in a material change in terms of, create in any party the right to accelerate, terminate, modify or cancel, or require any consent or notice under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or material breach of, any (A) Contract to which the Company is a party or by which it is bound or affected or to which any of its assets is bound or affected; or (B) judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects the ability of the Company to perform its obligations under this Agreement; (iii) result in the creation or imposition of any Lien upon any assets or any of the equity of the Company, or which affects the ability to conduct its business as conducted prior to the date of this Agreement or perform its obligations under this Agreement; (iv) require any declaration, filing or registration with, or authorization, consent or approval of, exemption or other action by or notice to, any Governmental Entity or other Person under the provisions of any Law or any Contract to which the Company is subject, or by which the Company is bound or affected or by which the Company or any of its assets are bound or affected other than (y) the notice and/or application to NYSE MKT for the issuance and sale of the Shares and Warrant Shares and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (z) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws.

(d)          Legal Proceedings.  There is no action, claim, suit or proceeding pending or, to the Knowledge of the Company, threatened, by or against the Company that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with the execution and delivery by the Company of this Agreement or any of the Transaction Documents to which it is a party or the performance of the Company hereunder or thereunder or which would, if such action, claim, suit or proceeding were adversely determined, have or reasonably be expected to result in a Company Material Adverse Effect.

(e)          Issuance of Securities.  The Units are duly authorized and, when issued and paid for the consideration as set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than Liens and restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved for issuance and delivery upon exercise of the Warrant such number of shares of Common Stock as are from time to time issuable upon exercise of the Warrant.

(f)          SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2012 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports (i) were complete and accurate in all material respects and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and except for this Agreement and for dividends made in respect of the Company's Series A Convertible Preferred Stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(g)          Preemptive and Other Rights.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  The issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any Person and, except with respect to adjustments to the conversion price of the Company's Series A Convertible Preferred Stock as set forth in the Company's certificate of incorporation, will not result in a right of any holder of the Company's securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h)          Financial Statements.  The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company (including, in each case, the notes, if any, thereto) included in the Form 10-K filed by the Company with the SEC on March 29, 2013 and the Form 10-Qs filed by the Company with the SEC on May 13, 2013 and August 14, 2013, fairly present, in all material respects, the assets, liabilities and consolidated financial position of the Company as of the dates indicated and the results of operations for the periods then ended. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and are subject  to normal and recurring year-end adjustments.

(i)          Brokers.  There are no claims or rights to brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made or alleged to have been made by or on behalf of the Company or any of its Affiliates, officers, employees or directors.

(j)          Private Placement.  Assuming the accuracy of each Purchaser's representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby. Subject to NYSE MKT Approval, the issuance and sale of the Shares and the Warrant Shares hereunder does not contravene the rules and regulations of NYSE MKT.

(k)          Shell Company.  The Company is not now and has not been, at any time during the past three (3) years, a shell company as defined by Rule 405 of the Securities Act.

(l)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. Except for the representations and warranties contained in this Section 3.1, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser hereby, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)          Organization; Authority.  Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and the execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account.  Such Purchaser (i) understands that the Units are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law (ii) is acquiring the Units as principal for its own account and not with a view to or for distributing or reselling such Units (within the meaning of Section 2(11) of the Securities Act) or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Units in violation of the Securities Act or any applicable state securities law and (iv) has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Units (this representation and warranty not limiting such Purchaser's right to sell the Units in compliance with applicable federal and state securities laws).

(c)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)          Residency.  Such Purchaser's principal executive offices (or residence, in the case of a Purchaser that is an individual) are in the jurisdiction set forth immediately below Purchaser's name on the applicable signature page attached hereto.

(e)          Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives (who are unaffiliated with and who are not compensated by the Company or any Affiliate of the Company and who are not selling agents of the Company), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

(f)          Investment Risks.  Such Purchaser acknowledges and is aware that: (i) there are substantial restrictions on the transferability of the Units, (ii) the Units will not be, and such Purchaser does not have the right to require that the Units be, registered under the Securities Act (other than pursuant the registration rights set forth in the Registration Rights Agreement); (iii) the certificates representing the Shares and the Warrant shall bear a legend similar to the legend set out in Section 4.1 and (iv) such legend shall not be removed from any such certificates unless either (A) such Shares are sold under an effective registration statement under the Securities Act, or (B) such Purchaser delivers to the Company a written opinion of counsel, in form and substance reasonably satisfactory to the Company, that no such registration is required and that the transfer will not otherwise violate the Securities Act, the Exchange Act or applicable state securities laws.

(g)          Opportunity to Ask Questions.  During the course of the transaction contemplated by this Agreement, and before acquiring the Units, such Purchaser has had the opportunity (i) to be provided with financial and other written information about the Company included in all documents the Company has publicly filed with the SEC, and (ii) to ask questions and receive answers concerning the business of the Company and its finances. Such Purchaser has, to the extent it has availed itself of this opportunity, received satisfactory information and answers.

(h)          General Solicitation. Such Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or, to its knowledge, in any other form of general solicitation or general advertisement.

(i)          No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(j)          Regulation M.  Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(k)          Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(l)          Certain Trading Activities.  Since the time that such Purchaser was first contacted by the Company regarding the transactions contemplated hereby until the date hereof, neither such Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Units, and (iii) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities).

(m)          Reliance by the Company.  Such Purchaser understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Units under the Securities Act and under the securities laws of all applicable states and for other purposes.

(n)          Independent Investigation. Such Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges and agrees that (i) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, such Purchaser has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 3.1, and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in in Section 3.1.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Units may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Units other than pursuant to an effective registration statement or in compliance with Rule 144 or to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company, at the transferor's sole expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Units under the Securities Act and such transfer is in compliance with applicable state securities laws.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate representing any of the Shares in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE COMMISSION PURSUANT THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE ALSO NOT BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE "BLUE SKY LAWS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

4.2          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers or that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of the Trading Market.

4.3          Securities Laws Disclosure; Publicity.  The Company shall, during or prior to the Trading Day immediately following the second business day following the date hereof, issue a press release regarding the transactions contemplated hereby and file with the SEC a Current Report on Form 8-K (which shall include the Transaction Documents as exhibits thereto) disclosing the material terms of the transactions contemplated hereby as required by the Exchange Act.  From and after the issuance of such press release and the filing of such Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company shall have sole control over any press release, public announcement, statement or acknowledgment (collectively, "Public Statements") with respect to this Agreement and the consummation of the transactions contemplated herein; provided, however, that prior to the release of any Public Statements, Purchasers shall be afforded the right to review the Public Statements. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as reasonably believed to be required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is reasonably believed to be required by law or Trading Market regulations.

4.4          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Units as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions upon reasonable request of any Purchaser.

ARTICLE V

MISCELLANEOUS

5.1          Fees and Expenses.  At the Closing, the Company has agreed to reimburse Manatuck Hill Partners LLC up to $10,000 for its legal fees and expenses incurred in connection with the transactions contemplated by this Agreement.  In lieu of the foregoing payments, the aggregate amount that Manatuck Hill Partners LLC is to pay for purchase of the Securities it is purchasing at the Closing shall be reduced by $10,000.  Except for the foregoing, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Units to the Purchasers.

5.2          Entire Agreement.  This Agreement, the Warrants and the Registration Rights Agreement, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficiently given if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) sent via email or facsimile confirmed in writing in any of the foregoing manners, as set forth on the signature pages attached hereto if delivered to Purchasers, or as follows if delivered to the Company:

NTN Buzztime, Inc.
2231 Rutherford Road, Suite 200
Carlsbad, CA 92008
Attention:  Chief Executive Officer
Fax: 760.930.1187

With a copy to (which shall not constitute notice):

ELA Corporate Law
2173 Salk Ave #250
Carlsbad, CA 92008
Attn: Edwin Astudillo, Esq.
 edwin@elacorporatelaw.com

If sent by mail, notice shall be considered delivered five Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof.  Any party may by notice to the other parties change the address, facsimile number or email address to which notice or other communications to it are to be delivered or mailed.

5.4          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least 50.1% in interest of the aggregate Shares purchased hereunder then held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns (including, without limitation, by merger, share exchange or other similar corporate reorganization or similar transaction).

5.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article V.

5.8          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

5.9          Survival.  The representations and warranties of the Company and each Purchaser shall survive the Closing and the delivery of the Units for the applicable statute of limitations.

5.10          Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile and PDF signatures shall be treated as if they were originals.

5.11          Severability.  If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

5.12          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13          Independent Nature of Purchasers' Obligations and Rights; Separate Counsel.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement or any other related agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of any related agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser acknowledges and agrees that such Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Agreement.

5.14          Construction. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party.  All references in this Agreement to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits of or to this Agreement unless expressly otherwise indicated.  At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes others.  "Including" or "include" means "including without limitation" and "include without limitation," respectively. "Or" is used in the inclusive sense of "and/or."  Currency amounts referenced herein, unless otherwise specified, are in U.S. dollars.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NTN Buzztime, Inc.,
a Delaware corporation

By:	/s/ Kendra Berger
Name:	Kendra Berger
Title:	CFO

[Signature Pages For Purchasers Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Manatuck Hill Scout Fund, LP

Signature of Authorized Signatory of Purchaser:	/s/ Thomas Scalia

Name of Authorized Signatory:	Thomas Scalia

Title of Authorized Signatory:	General Partner

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  2,051,195

Number of Shares:  2,051,195

Number of Warrant Shares:  1,230,717

Total Purchase Price: $820,478.00

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Manatuck Hill Navigator Master Fund, LP

Signature of Authorized Signatory of Purchaser:	/s/ Thomas Scalia

Name of Authorized Signatory:	Thomas Scalia

Title of Authorized Signatory:	General Partner

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  1,073,805

Number of Shares:  1,073,805

Number of Warrant Shares:  644,283

Total Purchase Price: $429,522.00

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Granite Point Capital Master Fund, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Warren Lammert

Name of Authorized Signatory:	Warren B. Lammert III

Title of Authorized Signatory:	Managing Member of the General Partner, Granite Point Capital, LLC

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  1,250,000

Number of Shares:  1,250,000

Number of Warrant Shares:  750,000

Total Purchase Price: $500,000

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Kevin O'Brien

Signature of Purchaser:	/s/ Kevin E. O’Brien

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  625,000

Number of Shares:  625,000

Number of Warrant Shares:  375,000

Total Purchase Price: $250,000

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Shelton Y. Swei

Signature of Purchaser:	/s/ Shelton Y. Swei

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  625,000

Number of Shares:  625,000

Number of Warrant Shares:  375,000

Total Purchase Price: $250,000

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Arthur Wirth

Signature of Purchaser:	/s/ Arthur Wirth

Email Address of Purchaser:

Facsimile Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Number of Units to be purchased:  375,000

Number of Shares:  375,000

Number of Warrant Shares:  225,000

Total Purchase Price: $150,000

EIN Number:  [TO BE PROVIDED UNDER SEPARATE COVER]

Schedule of Purchasers
to
Securities Purchase Agreement

Purchaser	Total Purchase Price
Manatuck Hill Scout Fund, LP	$820,478.00
Manatuck Hill Navigator Master Fund, LP	$429,522.00
Granite Point Capital Master Fund, L.P.	$500,000.00
Kevin O'Brien	$250,000.00
Shelton Y. Swei	$250,000.00
Arthur Wirth	$150,000.00
$2,400,000.00

Exhibit A

Form of Warrant

NTN BUZZTIME INC.
WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT THERETO. NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE "BLUE SKY LAWS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

This Warrant (as defined below) is being issued pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") of even date herewith by and among NTN Buzztime, Inc., a Delaware corporation ("Company") and the investor parties thereto.

THIS CERTIFIES THAT, for value received, [●] ("Holder") is entitled, subject to the terms and conditions of this Warrant, to purchase from Company, up to [●] shares of Common Stock (as defined below) (such shares and all other shares issued or issuable pursuant to this Warrant referred to hereinafter as "Warrant Shares") at a price of $0.40 per share (such price, as adjusted hereunder, the "Exercise Price").

1.            Definitions: As used in this Warrant, the following terms shall have the following meanings:

"Common Stock" means the common stock, $0.005 par value, of the Company.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

"Exercise Date" means, in the case of an exercise pursuant to Section 2.1, the date on which the aggregate Exercise Price is received by the Company, together with delivery of the Notice of Exercise and this Warrant, in accordance with Section 2.1, and, in the case of an exercise pursuant to Section 2.2, the date on which the Notice of Exercise and this Warrant are delivered to the Company in accordance with Section 2.2.

"Exercise Period" means the period of time commencing at 12:01 a.m. Pacific Time on the Initial Exercise Date and ending at 5:30 P.M. Pacific Time on the Expiration Date.

"Expiration Date" means the five year anniversary of the Issuance Date.

"Fair Market Value" of a share of Common Stock as of a particular date means:

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(a)
If the Common Stock is then listed or quoted on a Trading Market, the Fair Market Value shall be deemed to be the average of the closing price of the Common Stock on such Trading Market over the ten (10) Trading Days ending on the Trading Day immediately prior to the Exercise Date;

(b)
If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(c)
If the Common Stock is not then quoted or listed on a Trading Market and if prices for the Common Stock are not then reported in the "Pink Sheets," the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder.  Fees and expenses of the valuation firms shall be paid equally by the Company and the Holder.

"Fundamental Transaction" means (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, or the Common Stock is converted into or exchanged for securities, cash or other property (b) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or (c) any sale, lease, exclusive license or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person or group of related persons (other than to any of the Company’s wholly owned subsidiaries).

"Initial Exercise Date" means May 11, 2014.

"Issuance Date" means November 12, 2013.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity, including any governmental authority or political subdivision thereof.

"Trading Day" means a day on which the NYSE MKT is open for trading.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

"Transfer" means any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process).

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"Warrant" means this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2.            Exercise.

2.1            Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, during the Exercise Period, this Warrant may be exercised, in whole or in part at any time or from time to time, by delivery of:

(a)	the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by Holder, to the Company at its then principal office;

(b)	this Warrant at the principal office of the Company, and

(c)
payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Shares being purchased upon such exercise by the then effective Exercise Price.

2.2            Cashless Exercise.  If at any time during the Exercise Period there is no effective registration statement registering the resale by Holder of the Warrant Shares, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the Fair Market Value of one share of Common Stock on the Trading Day immediately preceding the date of the Exercise Date
(B)	=	the Exercise Price of one share of Warrant Shares (as adjusted to the date of such calculation)
(X)	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

If Holder elects to exercise this Warrant as provided in this Section 2.2, Holder shall deliver this Warrant, along with the Notice of Exercise, duly executed by Holder, to the Company at its then principal office.

2.3            Stock Certificates; Fractional Shares.  As soon as practicable on or after any exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to Holder a certificate or certificates for the number of whole shares of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Shares as of the date of exercise of this Warrant.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.4            Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Shares purchasable hereunder.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date.  Holder shall be treated for all purposes as the holder of record of the Warrant Shares to which it is entitled upon exercise of this Warrant as of the close of business on the Exercise Date.

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2.5            Exercise Price Adjustment.  The Exercise Price in effect at any time and the number of Warrant Shares purchased upon the exercise of this Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

(a)
Stock Dividend, Subdivision and Combination. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock or Convertible Securities without payment of any consideration for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action (including the additional shares of Common Stock issuable pursuant to the terms of Convertible Securities issued as a dividend or as a distribution as contemplated by clause (i) of this Section 2.5(a)). Such adjustment shall be made successively whenever any event listed above shall occur.

(b)
Other Distributions.  If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s board of directors or (ii) provide by resolution of the Company’s board of directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Warrant Shares otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

(c)
Merger.  If at any time after the date hereof there shall be a merger, consolidation, share exchange or similar transaction of the Company with or into another entity (other than any such transaction in which the Company is the surviving entity and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant), then the Company will make provision to ensure that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the Company, or successor entity resulting from such transaction, which would have been received by Holder for the shares of Common Stock subject to this Warrant had this Warrant been exercised at such time.

25

(d)
Reclassification, Etc.  If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the shares of Common Stock subject to this Warrant had this Warrant been exercised at such time.

(e)
Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.5, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of this Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(f)
Notice of Adjustment. Whenever the Exercise Price shall be adjusted as provided in this Section 2.5, the Company shall provide notice of such adjustment to the holder of this Warrant together with a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment.  Notwithstanding anything to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require a change in the Exercise Price of at least one cent ($0.01); provided, however, that any adjustments which by reason of this Section 2.5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

3.            Valid Issuance; Taxes.  All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.  The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's satisfaction that no tax or other charge is due.

4.            Loss or Mutilation.  Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

5.            Reservation of Warrant Shares.  The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time as necessary, will take all steps necessary to amend its certificate of incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.  Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

26

6.            Restrictions On Transfer.  Holder, by acceptance hereof, agrees that, absent an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition or sale of this Warrant or the Warrant Shares, as the case may be, and registration or qualification under applicable state securities laws, such Holder shall not Transfer any or all of this Warrant or Warrant Shares, as the case may be, unless the Company has received a written opinion of counsel, in form and substance satisfactory to the Company, that no such registration is required and that the transfer will not otherwise violate the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws.

7.            Notice of Record Date and Certain Other Events.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to Holder, at least 10 days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date.  In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to Holder, at least 10 days prior to the date of the occurrence of any such event, a notice specifying such date.  In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, the Company shall mail to the Holder, at least 10 days prior to the date of the closing of such event, a notice specifying such date.

8.            Notice.  All notices and other communications from the Company to the Holder or from the Holder to the Company shall be sent in accordance with the provisions of the Purchase Agreement.

9.            Headings; Section Reference.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  All Section references herein are references to Sections of this Warrant unless specified otherwise.

10.         Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions.  The parties agree that the California Superior Court located in the County of San Diego, State of California shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Warrant, or otherwise relating to the parties relationship.  In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Warrant and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney's fees and disbursements) in addition to any other relief to which such party may be entitled.

11.         Severability.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.         No Rights as Shareholder Until Exercise.  This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

13.         Saturdays, Sundays and Holidays.  If the Expiration Date falls on any day that is not a Trading Day, the Expiration Date shall automatically be extended until 5:30 P.M. the next Trading Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned duly authorized representative of the Company has executed this Warrant as of the day and date first written above.

NTN Buzztime, Inc.

By:
Name:	Kendra Berger
Title:	Chief Financial Officer

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EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

TO:           NTN BUZZTIME, INC.

1.
The undersigned hereby elects to purchase ________ Warrant Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any. If said number of Warrant Shares shall not be all the Warrant Shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

2.	Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.2.

Date:____________________________________	Holder:

____________________________________________________________________
By:
Its:

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